UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2012

Medical Action Industries Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-13251	11-2421849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Expressway Drive South
Brentwood, New York	11717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(631) 231-4600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 30, 2012 (“Effective Date”), Medical Action’s Board of Directors (the “Board”) voted to expand the size of the Board from five to six members.  In addition, on the Effective Date, Mr. Paul Chapman was elected to the Board as a Class I director to serve from the Effective Date until the 2015 Annual Meeting.  Furthermore, after careful consideration the Board determined that Mr. Chapman satisfies the definition of “independent director” set forth in NASDAQ Stock Market Rule 5605(b)(1).  As an independent director, he will also serve on the Board’s Audit, Compensation and Nominating and Governance Committees.

Mr. Chapman was Chairman and Chief Executive Officer of National Rehab Corporation, a distributor of wound care, ostomy, urological and orthopedic supplies, from February 2008 through September 2012.  From January 2008 through January 2009 Mr. Chapman served as a director for DJO Global, Inc., a manufacturer of orthopedic bracing products.  From January 1988 through December 2007, he held various executive positions at Encore Medical Corporation and Chattanooga Group, Inc., a manufacturer of orthopedic products, and Stryker Corporation, a provider of orthopedic implants, surgical instrumentation, endoscopy equipment, hospital beds and stretchers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ John Sheffield
John Sheffield
Executive Vice President and Chief Financial Officer

Dated:    November 2, 2012